Exhibit 99.1
GRAND AVENUE, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2007 and 2006
and for the years ended
December 31, 2007, 2006 and 2005

GRAND AVENUE, INC. AND SUBSIDIARIES
TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS

Consolidated Balance Sheets	2-3

Consolidated Statements of Income and Retained Earnings	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-10

INDEPENDENT AUDITORS’ REPORT
To the Shareholders
Grand Avenue, Inc. and Subsidiaries
Pittsburgh, Pennsylvania
We have audited the consolidated balance sheets of Grand Avenue, Inc. and Subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the consolidated statements of income and retained earnings and cash flows for the years ended December 31, 2007, 2006 and 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended December 31, 2007, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 2 to the financial statements, an error resulting in an overstatement of previously reported deferred income tax liabilities as of December 31, 2007 was discovered during the current audit. Accordingly, the 2007 financial statements have been restated to correct this error.
BOBER, MARKEY, FEDOROVICH & COMPANY
July 14, 2008

GRAND AVENUE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2007 and 2006

	Restated
	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,319,912	$532,129
Accounts receivable — trade	12,162,719	11,038,543
Inventory	8,047,416	6,936,563
Deposit on equipment	—	450,000
Prepaid expenses	99,690	46,780

TOTAL CURRENT ASSETS	22,629,737	19,004,015

PROPERTY AND EQUIPMENT
Land	1,304,587	736,894
Buildings and improvements	4,803,608	4,019,803
Furniture and fixtures	482,378	401,114
Machinery	22,638,918	20,390,947
Autos and trucks	3,569,853	3,876,301

	32,799,344	29,425,059
Less: Accumulated depreciation	(15,310,109)	(13,485,957)

NET PROPERTY AND EQUIPMENT	17,489,235	15,939,102

OTHER ASSETS
Goodwill	275,000	250,000
Other intangible assets, net	60,833	46,667

TOTAL OTHER ASSETS	335,833	296,667

TOTAL ASSETS	$40,454,805	$35,239,784

The accompanying notes are an integral part of these consolidated financial statements.

GRAND AVENUE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2007 and 2006

	Restated
	2007	2006
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit	$—	$700,000
Current portion of long term debt	218,866	200,267
Accounts payable — trade	1,696,809	1,564,518
Income taxes payable	687,000	452,252
Deferred income taxes	25,000	571,000
Accrued expenses	205,550	199,783
Advances payable — related parties	1,480,309	419,260

TOTAL CURRENT LIABILITIES	4,313,534	4,107,080

NON-CURRENT LIABILITIES
Deferred income taxes	476,000	321,000
Long term debt	—	218,866

TOTAL NON-CURRENT LIABILITIES	476,000	539,866

SHAREHOLDERS’ EQUITY
Common stock, no stated value, 10,000 shares authorized, 7,500 shares issued and outstanding	136,000	136,000
Additional paid in capital	635,000	635,000
Retained earnings	34,894,271	29,821,838

TOTAL SHAREHOLDERS’ EQUITY	35,665,271	30,592,838

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$40,454,805	$35,239,784

The accompanying notes are an integral part of these consolidated financial statements.

GRAND AVENUE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
For the Years Ended December 31, 2007, 2006 and 2005

	Restated
	2007	2006	2005
NET SALES	$117,020,131	$111,907,073	$85,276,076

COST OF SALES	80,089,343	75,939,201	61,097,289

GROSS PROFIT	36,930,788	35,967,872	24,178,787

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	16,708,423	15,697,983	13,202,442

DEPRECIATION AND AMORTIZATION	1,867,559	1,884,852	1,550,089

INCOME FROM OPERATIONS	18,354,806	18,385,037	9,426,256

OTHER INCOME	429,435	8,587	279,239

INCOME BEFORE INCOME TAXES	18,784,241	18,393,624	9,705,495

INCOME TAX PROVISION (BENEFIT)
Current	1,202,808	595,826	636,958
Deferred	(391,000)	314,000	(47,000)

TOTAL INCOME TAX PROVISION	811,808	909,826	589,958

NET INCOME	17,972,433	17,483,798	9,115,537

RETAINED EARNINGS, BEGINNING OF YEAR	29,821,838	18,938,040	14,322,503

DISTRIBUTIONS TO SHAREHOLDERS	(12,900,000)	(6,600,000)	(4,500,000)

RETAINED EARNINGS, END OF YEAR	$34,894,271	$29,821,838	$18,938,040

The accompanying notes are an integral part of these consolidated financial statements.

GRAND AVENUE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2007, 2006 and 2005

	Restated
	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$17,972,433	$17,483,798	$9,115,537
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,867,559	1,884,852	1,550,269
Deferred income taxes	(391,000)	314,000	(47,000)
Changes in operating assets and liabilities:
Accounts receivable — trade	(1,124,176)	(4,170,677)	340,640
Inventory	(1,110,853)	(1,024,999)	(1,541,571)
Prepaid expenses	(52,910)	(6,357)	17,909
Accounts payable — trade	132,291	(701,774)	243,112
Income taxes payable	234,748	(118,540)	294,520
Accrued expenses	5,767	56,340	6,850

NET CASH PROVIDED BY OPERATING ACTIVITIES	17,533,859	13,716,643	9,980,266

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property and equipment	(3,241,757)	(2,142,547)	(3,414,182)
Deposit returned (paid) on property and equipment	450,000	(440,000)	(10,000)
Acquisitions	(215,100)	(1,800,000)	(50,000)

NET CASH USED IN INVESTING ACTIVITIES	(3,006,857)	(4,382,547)	(3,474,182)

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayments on line of credit	—	(100,000)	(1,200,000)
Borrowings on notes payable	—	—	934,400
Payments on notes payable	(900,268)	(318,967)	(212,543)
Net borrowings (repayments) on advances payable — related parties	1,061,049	(2,586,676)	(1,341,443)
Distributions paid to shareholders	(12,900,000)	(6,600,000)	(4,500,000)

NET CASH USED IN FINANCING ACTIVITIES	(12,739,219)	(9,605,643)	(6,319,586)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,787,783	(271,547)	186,498

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	532,129	803,676	617,178

CASH AND CASH EQUIVALENTS, END OF YEAR	$2,319,912	$532,129	$803,676

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Income taxes paid	$967,616	$701,827	$314,142

Interest paid	$32,083	$48,085	$48,481

Acquisitions
Property and equipment	$172,600	$1,550,000	$—
Intangible assets	42,500	250,000	—

Cash paid for acquisitions	$215,100	$1,800,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

GRAND AVENUE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2007, 2006 and 2005
NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
The consolidated financial statements reflect the accounts of Grand Avenue, Inc. and its wholly-owned subsidiaries, Assad Iron and Metals, Inc., Heidelberg Metals, Inc. (dba Neville Metals), Neville Recycling LLC, Hempfield Industries, Ltd. and Hempfield Partners, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.
Nature of Operations
Grand Avenue, Inc. and Subsidiaries (the “Company”) buys, processes and sells ferrous and non-ferrous scrap metals. A significant portion of the Company’s sales are to customers, throughout the United States of America, in the foundry and steel industries.
Cash and Cash Equivalents
For purposes of reporting cash flows, temporary cash investment funds with an original maturity of less than three months are considered to be cash equivalents.
Accounts Receivable
The Company makes sales on credit to customers in the ordinary course of business and carries its accounts receivable at cost. On a periodic basis, the Company evaluates its accounts receivable and records a write-off for uncollectible accounts, when deemed necessary, based on its history of past write-offs, collections and current credit conditions. Accounts are written off when the Company determines that the accounts are uncollectible. Management has determined that no allowance for doubtful accounts is considered necessary as of December 31, 2007 and 2006.
Inventory
All inventory is valued at the lower of cost or market, with cost determined using the average cost method.
Property and Equipment
Depreciation is provided primarily using the straight-line method over the estimated useful lives as follows:

Buildings and improvements	15 - 30 years
Furniture and fixtures	5 - 10 years
Machinery	5 - 10 years
Autos and trucks	5 - 10 years
Depreciation expense was $1,864,225, $1,881,519 and $1,550,089 as of December 31, 2007, 2006 and 2005, respectively.
Property and equipment are stated at cost less accumulated depreciation. Major additions and improvements are capitalized as property, plant and equipment; while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed as incurred. The cost of assets retired or otherwise disposed and the related accumulated depreciation or amortization are eliminated from the accounts in the year of disposal, with gains or losses credited or charged to operations, respectively.

GRAND AVENUE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2007, 2006 and 2005
Goodwill and Other Intangible Assets

Goodwill represents the excess of the cost of an acquired entity over the net fair value of assets acquired and liabilities assumed. The Company accounts for its goodwill in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 142 — Goodwill and Other Intangible Asset. Under this pronouncement, goodwill is not amortizable, but requires the Company to test goodwill for impairment annually. Impairments, if any, will be expensed in the year incurred. As of December 31, 2007 and 2006, there was no assessed impairment to goodwill.

Other intangible assets consist of covenant not to compete agreements. The covenant not to compete agreements are being amortized on a straight-line basis over 15 years. Total amortization expense related to other intangible assets for the years ended December 31, 2007, 2006 and 2005 was $3,334, $3,333 and $180 respectively, with accumulated amortization of $6,667 and $3,333 as of December 31, 2007 and 2006, respectively.

The straight-line method of amortization reflects an appropriate allocation of the cost of the intangible assets to earnings in proportion to the amount of economic benefits obtained by the Company for the reporting period.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 – “Accounting for Income Taxes.” Deferred income taxes are determined based upon enacted tax laws and the rates applied to the differences between the financial statements and tax basis of assets and liabilities.

The Company, with the exception of one of its subsidiaries, consists of S Corporations or limited liability companies for income tax purposes. Accordingly, there is no provision for Federal or State income taxes for these entities. A provision for Federal and State income taxes has been provided for one of the subsidiaries, which is a C corporation.

Revenue Recognition

The Company recognizes revenue upon shipment of ordered goods to customers.

Shipping and Handling

The Company charges customers for shipping and handling costs associated with the delivery of product. The revenue for such items is included as revenue and the expenses related to these costs are included as costs of sales.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable and cash depository accounts. The Company grants credit and perform ongoing credit evaluations of its customers, and generally does not require collateral. The Company maintains all of its cash accounts in commercial banks. The Federal Deposit Insurance Corporation (“FDIC”) insures these cash accounts up to $100,000. The Company periodically assesses the financial conditions of its commercial banks and believes the risk of loss is minimal.

GRAND AVENUE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2007, 2006 and 2005
Accounting Estimates
The preparation of financial statements in conformity with accounting standards generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
NOTE 2 – RESTATEMENT OF 2007 FINANCIAL STATEMENTS
The previously released financial statements for 2007 included an error in the accounting for income taxes. This error has been corrected, and the net result of this correction was an increase in shareholders’ equity and decrease in income taxes payable and deferred income taxes of $2,361,001. This error had no impact on the previously reported statement of income or cash flows for 2007 except for a reclassification of current versus deferred income taxes.
NOTE 3 – ACQUISITIONS
During May 2007, the Company entered into an agreement to purchase the assets of another company for $215,100 including real estate and personal property totaling $172,600 with the remaining $42,500 allocated to goodwill and other intangible assets.
During February 2006, the Company entered into an agreement to purchase the assets of another company for $1,800,000 including real estate and personal property totaling $1,550,000 with the remaining $250,000 allocated to goodwill and other intangible assets.
NOTE 4 – DEBT OBLIGATIONS
Outstanding debt obligations at December 31:

	2007	2006
During November 2005, the Company purchased equipment with a note payable with a financial institution, due in monthly installments of $8,345 with interest of 0%. This note matures in November 2008. This note is secured by the equipment	$100,133	$202,177

During December 2005, the Company purchased equipment with a note payable with a financial institution, due in monthly installments of $8,345 with interest of 0%. This note matures in December 2008. This note is secured by the equipment	118,733	216,956

Total debt obligations	218,866	419,133
Less: Current portion	(218,866)	(200,267)

	$—	$218,866

GRAND AVENUE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2007, 2006 and 2005
The Company has a $3,000,000 unsecured revolving line of credit with a bank, with variable interest rate at the prime rate (7.25% and 8.25% at December 31, 2007 and 2006, respectively). As of December 31, 2007 and 2006, there was no outstanding balance on the revolving line of credit.
The Company has a $1,000,000 unsecured revolving line of credit with a bank, with variable interest rate at the prime rate (7.25% and 8.25% at December 31, 2007 and 2006, respectively). As of December 31, 2007, there was no outstanding balance on the revolving line of credit. As of December 31, 2006, there was an outstanding balance on the line of credit of $700,000.
NOTE 5 – RETIREMENT PLAN
The Company has a profit sharing plan covering substantially all Company employees. Employees must have completed one year of service and attained the age of 21 to participate. There are no minimum contributions required under the Plan. The Plan allows employee contributions up to 75% of compensation and the employer match is 25% for each dollar contributed, up to a maximum of 6% of participant’s compensation. The Company contributions to this Plan were $195,875, $143,640 and $117,127 for 2007, 2006 and 2005, respectively.
NOTE 6 – ADVANCES — RELATED PARTIES
The Company has advances payable to related parties of $1,480,309 and $419,260 at December 31, 2007 and 2006, respectively. These advances do not bear interest and are payable upon demand.
NOTE 7 – MAJOR CUSTOMERS AND VENDOR
During 2007, 2006 and 2005, the Company had two major customers. Sales to these customers totaled $30.1 million, $26.7 million and $16.3 million, respectively, which represents 25.7%, 23.9% and 19.1% of net sales, respectively.
Costs of sales include purchases totaling $8.5 million, $8.9 million and $6.0 million, respectively, from one vendor, which represents 10.6% 11.7% and 9.8%, respectively, of total cost of sales.

GRAND AVENUE, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2007, 2006 and 2005
NOTE 8 – INCOME TAXES
The income tax provision is comprised of the following:

	Restated
	2007	2006	2005
Current:
Federal	$914,140	$451,960	$479,009
State	288,668	143,866	157,949

	1,202,808	595,826	636,958

Deferred:
Federal	(351,900)	282,600	(42,300)
State	(39,100)	31,400	(4,700)

	(391,000)	314,000	(47,000)

	$811,808	$909,826	$589,958

The difference between the Company’s effective income tax rate and the Federal statutory rate of 34% is primarily due to the fact that only one of the Company’s subsidiaries, Neville Metals, is a C Corporation and accordingly subject to corporate taxation. The Company and all of the other subsidiaries are S Corporations or limited liabilities companies, and the income taxes related to those Companies are the obligation of the owners, not the Company. Deferred income taxes are provided for temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The Company’s deferred tax liability at December 31, 2007 and 2006 is primarily due to temporary differences related to depreciation of fixed assets, accounts receivable and amortization of intangible assets.
NOTE 9 – SALE AGREEMENT
On May 1, 2008, the Companies completed the sale of substantially all of the assets of the Company (except for approximately $2,051,000 of assets and $1,811,000 of liabilities which were owned by Hempfield Industries, Ltd. and Hempfield Partners, Inc.) to Metalico, Inc. for $80.7 million.